Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), made as of the last executed date below (the “Effective Date”), by and among Lauderdale Holdings, LLC, a Florida limited liability company, in which Mr. Garry McHenry maintains a controlling interest with a. principle address located at 1919 NW 19th Street Fort Lauderdale, FL 33344, the control shareholder (the “Seller”), Edward Manolos, Robert L. Hymers III and Dan Nguyen, all of whom are individuals residing in the State of California (the “Buyers”) and MCTC Holdings, Inc. a publicly reporting company incorporated in the State of Delaware (the ‘Company”).

WI T N E S S E T H:

WHEREAS, the Company has authorized Two Hundred Ninety Million (290,000,000) shares of common stock, par value $0.001 per share, of which One Hundred Eighty Three Million Eight Hundred Sixty Nine Thousand Six Hundred (183,869,600) shares of common stock are issued and outstanding as of the date hereof, of which the Seller controls One Hundred Thirty Million (130,000,000) shares of common stock representing 70.7% percent of the issued and outstanding shares of common stock (the “Control Shares”) that were never registered in any Registration Statement under the Securities Act of 1933 with the U.S. Securities and Exchange Commission as amended (the “Control Shares”)

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and subject to the terms and conditions hereof, the Parties hereby agree as follows:

1. Sale and Purchase of Control Shares and Debt. Seller hereby agrees to sell the Control Shares to the Buyers and the Buyers agree to sell the Control Shares to the Seller for valuable consideration of Three Hundred Twenty Five Thousand Dollars ($325,000).

2. Closing. On or before June 1, 2019, Buyer and Seller shall exchange fully executed copies of this Agreement per the previously sign escrow agreement.

3. Conditions to Closing by the Buyer. The obligations of Buyer to consummate the acquisition of the Control Shares are subject to the satisfaction of the following conditions:

a. The Company, the Seller, and the Escrow Agent shall have provided an executed copy of the Escrow Agreement;

b. Seller shall deliver upon execution of the Agreement by all Parties, the Control Shares to the Escrow Agent with valid signed stock power, medallion guaranteed, together with all documents necessary to effectuate the transfer of the shares,.

c. The Seller shall acknowledge that the Control Shares being transferred by the Sellers is validly issued fully paid and are non-assessable.

d. Buyer or a designee of Buyer shall appoint all the new members to the Company’s Board of Directors and all existing members shall be resigned, effective immediately upon Closing.

4. Representations and Warranties of Seller. Seller hereby represents and warrants, from the Closing Date, to Buyer, that the statements in the following paragraphs of this Section 6 are all true and complete as of the Execution Date and the Closing Date:

a. Liabilities of the Company. Seller warrants that the Company has no outstanding liabilities or contingent liabilities other than the debts outlined in SEC filings of the past twelve (12) months.

b. Full Power and Authority. Seller represent that it has full power and authority to sell, transfer and deliver the Control Shares which are owned by or under the legal control of the Seller in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

c. Fully Paid and Non-Assessable. Seller warrants that the Control Shares being transferred by the Seller have been validly issued, fully paid, and are non- assessable.

d. Options, Warrants and Other Rights and Agreements Affecting Company Stock. Seller warrants that the Company has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities [as defined in the Federal Securities Act of 1933 (“Securities”)] or any commitments, agreements, arrangements or understandings of any kind or nature obligating Company, in any such case, to issue shares of Company common stock or other Securities or securities convertible into or evidencing the right to purchase shares of Company capital stock or other Securities. Neither Seller nor Company is a party of any agreement, understanding, arrangement or commitment, or bound by any Articles or By-Law provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of Company’s Stock or other Securities.

e. Conduct of Business in Compliance With Regulatory and Contractual Requirements. Seller warrants that the Company is not currently conducting any business that is not in compliance with all Laws and nor is Company in (i) violation of any Laws of any Governmental Entities, or (ii) violation of any restrictive or similar covenant, agreement, commitment, understanding or arrangement.

f. Legal Proceedings. Seller warrants that there is not and he is not aware of any action, suit, proceeding, claim, arbitration, or investigation by any Governmental Entities or other person (i) to which Company is or may be a party relating to the activities of the Company prior to the Closing Date, (ii) threatened against or relating to Company or any of Company’s assets or businesses, (iii) challenging Company’s right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or (iv) asserting any rights with respect to any of the Control Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

g. Closing Date Assets. Seller warrants that at Closing the Company will has no assets of any kind.

h. Leases and Other Agreements. Seller warrants that at Closing the Company will have no outstanding leases or will be subject to any other Agreement.

i. Employment Contracts. Seller warrants that at Closing the Company will have no outstanding employment obligation of any kind.

j. Employees. Seller warrants that at Closing, Buyer shall have no obligations whatsoever, for any compensation or other amounts payable to any employee, director, consultant or independent contractor of Company, including, but not limited to bonus, salary, compensation, accrued vacation, fringe, pension or profit sharing benefits, or severance paid or payable to any employee, director, consultant or independent contractor of Company relating to service with or for the Company at any time prior to the Closing Date.

k. Disclosure. Seller warrants that it has disclosed to Buyer in this Agreement all material facts related to the transactions contemplated by this Agreement. No representation or warranty of the Seller contained in this Agreement or other agreements and instrument referred to in this Agreement, and no statement contained in any certificate, schedule, list or other writing furnished to Buyer pursuant to the provisions of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

5. Representations of Buyers. Buyers hereby represents to the Seller that the statements in the following paragraphs of this Section 5 are all true and complete as of the Payment Date and the Final Payment Date:

a. Full Power and Authority. Buyers represent that they have full power and authority to enter into this Agreement and consummating the transactions contemplated hereby.

b. Investment Experience. Buyers understand that purchase of the Control Shares involves substantial risk. Buyer:

i. has experience as purchasers in securities of companies in the development stage and acknowledges that they can bear the economic risk of Buyers’ investment in the Control Shares; and,

ii. has such knowledge and experience in financial, tax, and business matters so as to enable Buyers to evaluate the merits and risks of an investment in the Control Shares, to protect Buyers’ own interests in connection with the investment and to make an informed investment decision with respect thereto.

c. No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyers are not relying on any oral or written statements made by the Seller, the Seller’s representatives, employees or affiliates in purchasing the Control Shares.

d. Compliance. Buyers shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the transactions contemplated hereby and all related transactions.

6. Indemnification of Buyers. Seller shall indemnify and hold harmless Buyer from and against any losses, damages or expenses which may be suffered or incurred by Buyer arising from or by reason of the inaccuracy of any statement, representation or warranty of Seller made herein or, in any Exhibit hereto or certificate delivered in connection herewith, or the failure of Seller to perform any agreement made by them herein. Buyer shall give Seller prior written notice of any claim, demand, suit or action with respect to which indemnity may be sought pursuant to this Section. Seller, in every such case, shall have the right at his sole expense and cost to participate in contesting the validity or the amount of any such claim, demand, suit or action. In the event Buyer suffers loss, damage or expense and is entitled to indemnification under this Section, the amount of any such loss, damage or expense shall be assessed against and shall be paid by Seller. Seller shall have no liability under this Section unless a claim for indemnification is made by Buyer prior to Ninety (90) days from the Closing. Notwithstanding anything herein to the contrary, Seller shall have no liability under this Section for any loss, damage, expense or amount suffered or incurred by Buyer (a) as a result of any election made by Buyer subsequent to the Closing under Section 338 of the Internal Revenue Code of 1954, as amended, or (b) which is covered by insurance maintained by Seller on the Closing Date.

7. Indemnification of Seller. Buyer shall indemnify Seller and shall hold Seller harmless, on demand, from and against any losses, damages or expenses which may be suffered or incurred by Seller arising from or by reason of the inaccuracy of any statement, representation or warranty of Seller made herein or in any document or instrument delivered by Buyer in connection with the transactions herein contemplated, or the failure of Buyer to perform any agreement or covenant made by it herein or in any document or instrument delivered by Buyer to Seller in connection with the transactions herein contemplated. Buyer shall have no liability under this Section unless a claim for indemnification is made by Seller prior to Ninety (90) days from the Closing.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the State of California.

9. Term/Survival. The terms of this Agreement shall be effective as of the Execution of this Agreement and shall survive the termination of this Agreement.

10. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

12. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

13. Ambiguities. Each Party and its counsel have participated fully in the review and revision of this Agreement. The Parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any Party.

14. Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

15. Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the execution of this Agreement, and signed by all the Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Buyers shall be cumulative and not alternative.

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

18. Further Assurances. From and after the date of this Agreement, upon the request of the Buyers or the Sellers, Buyers and the Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

19. Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a. if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

b. if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

c. if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 19.

20. Insider Trading. Sellers and Buyers hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company. Sellers and Buyer further certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of nonpublic information concerning said transactions and are not a party to any insider trading of Company shares.

21. Binding Arbitration. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both Parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either Party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(End of Sections – Sig Pages Follow)

In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

BUYERS:

ROBERT L. HYMERS III

/s/ ROBERT L. HYMERS III
Date:	5/22/19

DAN NGUYENOS

/s/ DAN NGUYEN
Date:	5/22/19

EDWARD MANOpLOS

/s/ EDWARD MANOLOS
Date:	5/22/19

SELLER

GARRY MCHENRY

/s/ GARRY MCHENRY
Date:	5/22/19

COMPANY:

MCTC HOLDINGS, INC.

GARRY MCHENRY

/s/ GARRY MCHENRY
Date:	5/22/19